                          CERTIFICATE OF INCORPORATION

                                       of

                             FIRST HOME BANCORP INC.


         1. Name. The name of the Corporation is FIRST HOME BANCORP Inc.

         2. Registered Agent. The registered agent of the Corporation is Stephen
D. Miller.

         3. Registered Office. The registered office of the Corporation is 125 South Broadway, Pennsville, New Jersey 08070.

         4. Purpose. The purpose for which the Corporation is organized is to engage in any activity for which corporations may be organized under N.J.S.A. 14A:1-1 et. seq.

         5. Capital Stock. The aggregate number of shares which the Corporation has the authority to issue is 11,000,000 shares, of which 10,000,000 shares shall be common stock and 1,000,000 shares shall be preferred stock. The designation, relative rights, preferences, and limitations of the shares of each class of capital stock, itemized by class shall be as follows:

                  A. Common Stock. Each share of common stock shall be entitled to one vote on all matters submitted to a vote of shareholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets and funds of the Corporation available for distribution to shareholders, and remaining after the payment to holders of preferred stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the common stock according to their respective shares.

                  B. Preferred Stock. Preferred. The Corporation's board of directors (hereafter called "Board of Directors" or "Board") is authorized to adopt at any time, or from time to time, amendments to the Certificate of Incorporation with respect to any unissued and/or treasury shares of preferred stock, and thereby to fix or change the division of shares of the preferred stock into classes and/or into series within any class or classes, and to fix or change the determination of the voting rights, designations, preferences, limitations, special rights and relative rights of the shares of any class or series. The authority of the Board with respect to each class or series of preferred stock shall include, but not be limited to, determination of the following:

                        (i) The number of shares constituting that class or series and the distinctive designation of that class or series;

                        (ii) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

                        (iii) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                        (iv) Whether that class or series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                        (v) Whether or not shares of that class or series shall be redeemable and whether or not the Corporation or the holder (or both) may exercise the redemption right, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

                        (vi) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                        (vii) Any other relative rights, preferences and imitations of that class or series as may be permitted or required by law.

         6. Business Combinations. As used in this Section 6, the following terms shall have the following meanings:

                  A. "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  B. "Associate," when used to indicate a relationship with any Person, means:

                        (i) any corporation or organization of which that Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting stock,

                        (ii) any trust or other estate in which that Person has a ten percent or greater beneficial interest or as to which that Person serves as trustee or in a similar fiduciary capacity, or

                        (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

                  C. "Beneficial owner," when used with respect to any stock, means a Person:

                        (i) that, individually or with or through any of its affiliates or associates, beneficially owns that stock, directly or indirectly;

                        (ii) that, individually or with or through any of its affiliates or associates, directly or indirectly

                           (a) has the right to acquire that stock (whether that
right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of stock tendered pursuant to a tender or exchange offer made by that Person or any of that Person's affiliates or associates until that tendered stock is accepted for purchase or exchange; or

                           (b) has the right to vote that stock pursuant to any
agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the beneficial owner of any stock under this subparagraph if the agreement, arrangement or understanding to vote that stock (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and (2) is not then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

                        (iii) that has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in subparagraph (b) of paragraph (ii) of this subsection, or disposing of that stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, that stock.

                  D. "Business Combination" means:

                        (i) any merger or consolidation of the Corporation with or into any Person;

                        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any substantial part of the assets of the Corporation to any Person;

                        (iii) the liquidation, spinoff, splitoff or splitup of the Corporation or any subsidiary thereof; or

                        (iv) any transaction similar to, or having similar effect as, any of the foregoing transactions.

                  E. "Independent Majority of Shareholders" means a majority of the votes entitled to be cast generally for the election of directors by all shareholders other than an Interested Shareholder.

                  F. "Interested Shareholder" means any Person that is the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the Corporation.

                  G. "Person" means any person, partnership, corporation, group or other entity (other than the Corporation, any subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a Partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a "Person."

                  H. "Whole Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

         Except as otherwise expressly provided in this Section 6, the Corporation shall not become party to any Business Combination unless at a meeting of the Corporation's shareholders the Business Combination is approved by (a) the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders of the Corporation are entitled to cast generally in the election of directors, considered for the purpose of this Section 6 as one class; and (b) if the Business Combination is with an Interested Shareholder, the affirmative vote of an Independent Majority of Shareholders. Such affirmative votes shall be in addition to any shareholder vote which would be required without reference to this Section 6 and shall be required notwithstanding the fact that no vote of shareholders may be required or that some lesser percentage may be specified by law or otherwise.

         The provisions of this Section 6 shall not apply to any Business Combination approved by 66-2/3% of the members of the Whole Board of Directors of the Corporation at a meeting duly called and held.

         7. Number of Directors. The Board of Directors shall consist of not less than five nor more than 25 directors. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

         8. Classification of Directors. The Board of Directors shall be divided into three classes, as nearly as equal in number as possible, known as Class A, consisting of not more than eight directors, Class B, consisting of no more than eight directors,and Class C, consisting of not more than nine directors. The initial directors of Class A shall serve until the first annual meeting of shareholders. At the first annual meeting of shareholders, the directors of Class A shall be elected for a term of three years and, after expiration of such term, shall thereafter be elected every three years for three year terms. The initial directors of Class B shall be elected to serve until the second annual meeting of shareholders. At the second annual meeting of the shareholders, the directors of Class B shall be elected for a term of three years and, after the expiration of such term shall thereafter be elected every three years for three year terms. The initial directors of Class C shall serve until the third annual meeting of shareholders. At the third annual meeting of shareholders, the directors of Class C shall be elected for a term of three years and, after the expiration of such term, shall thereafter be elected every three years for three year terms. Each Director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation, removal or disqualification. This Article 7, or any portion thereof, may be changed by a by-law amendment which is adopted by all of the then members of Board of Directors.

         9. Removal of Directors.

                  (a) Removal by Shareholders

                  The entire Board of Directors, or a class of the Board, if the Board is classified with respect to the power to elect directors, or any individual director, may be removed from office by the shareholders only for cause (as defined herein) and only with the vote of shareholders entitled to cast at least seventy-five percent (75%), or such higher percentage as may be required by law, of the votes which all shareholders would be entitled to cast at any annual election of directors or of such class of directors. The term 'cause', as used herein, shall refer only to one of the following events: (1) conviction of the director of a felony;

(2) declaration by order of court that the director is of unsound mind; or (3) gross abuse of trust committed in bad faith.

                  (b) Removal by Board of Directors

                  The Board of Directors may, without shareholder approval, declare vacant the office of any director for any proper cause (whether or not similar to those listed in subparagraph (a) above) including, but not limited to, conflict of interest or other breach of fiduciary duty, default on a loan, or unacceptability of the director to bank regulatory authorities as a director of a bank subsidiary of the Corporation.

         10. Limitation on Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that no director or officer of the Corporation shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such Person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such Person of an improper personal benefit. As used in this section, an act or omission in breach of a Person's duty of loyalty means an act or omission which that Person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

         11. Amendment to By-Laws.

                  Any amendment to the Bylaws of the Corporation which is proposed by shareholders, and which has not previously received the approval of the Board of Directors, shall require for adoption the affirmative vote of the holders of at least eighty percent (80%) of the votes which all shareholders are entitled to cast thereon, in addition to any other approval which is required by law, this Certificate of Incorporation, the Bylaws of the Corporation or otherwise.


         12. Amendment of Certificate. No amendment, addition, alteration, or repeal of this Certificate of Incorporation shall be made unless approved by the shareholders by the affirmative vote of 80% of the total votes eligible to be cast at a legal meeting provided, however, the affirmative vote of the holders of a majority of the shares of Common Stock shall be required if the Board of Directors has approved the proposed amendment by resolution adopted before the shareholders are solicited to vote on the amendment.

         13. Initial Board of Directors. The initial Board of Directors of the Corporation shall consist of 8 Directors:

         NAME                               ADDRESS

Willard F. Cheeseman                        125 South Broadway
                                            Pennsville, NJ 08070

Adam J. Gagliardi, Jr.                      125 South Broadway
                                            Pennsville, NJ 08070

Eugene J. Martell                           125 South Broadway
                                            Pennsville, NJ 08070

Stephen D. Miller                           125 South Broadway
                                            Pennsville, NJ 08070

Frederick M. Palfrey                        125 South Broadway
                                            Pennsville, NJ 08070

W. Kenneth Porch                            125 South Broadway
                                            Pennsville, NJ 08070

Stephen R. Selverian                        125 South Broadway
                                            Pennsville, NJ 08070

Rodger D. Shay                              125 South Broadway
                                            Pennsville, NJ 08070

         14.      Incorporation.  The name and address of the incorporator is:

         NAME                               ADDRESS

Stephen D. Miller                           125 South Broadway
                                            Pennsville, NJ 08070

         IN WITNESS WHEREOF, the Incorporator, being over eighteen years of age, has signed this Certificate of Incorporation this 21st day of February, 1996.



                                             Stephen D. Miller, Incorporator